Exhibit 99.1
Brightpoint and Dangaard Telecom to Merge to Form the Global Leader in
Wireless Distribution and Customized Logistic Services
•	Creates global wireless leader with an unparalleled platform to provide the most complete, efficient, and innovative solutions for original equipment manufacturers, network operators and retailers

•	Combined company will have a strong financial base with 2006 estimated pro forma revenues of $4.6 billion and operating income of $106 million

•	Aggregate wireless devices handled in 2006 of more than 64 million

•	Combined entity will have more than 3,100 employees and over 25,000 customers in 25 countries

•	The transaction is expected to be accretive to Brightpoint’s earnings, prior to synergies, within the second full quarter following completion. Combined entity is targeting annual pre-tax cost savings of $8-10 million

•	Plainfield, Indiana will be the corporate headquarters of the combined company and Padborg, Denmark, the European Headquarters of Dangaard Telecom, will be the European headquarters of the combined company

•	Brightpoint to issue 30 million shares of Brightpoint, Inc. common stock to Dangaard Holding A/S in exchange for all of the shares of Dangaard Telecom A/S

•	Transaction expected to be completed in June or July of 2007
PLAINFIELD, Ind.— Feb. 20, 2007—Brightpoint, Inc. (NASDAQ:CELL) announced today that it has entered into a definitive Stock Purchase Agreement (“Definitive Agreement”) for Brightpoint, Inc. to acquire all of the outstanding shares of Dangaard Telecom A/S.
“This transaction will join together two of the most prominent players in the wireless handset distribution and logistics industry to create the true global leader,” stated Robert J. Laikin, Chief Executive Officer and Chairman of the Board of Brightpoint, Inc. “I firmly believe our two companies complement each other perfectly in terms of geography, service offerings and shared commitment to operational excellence. Our vendors, customers, employees and shareholders will all benefit from the global platform created by this transaction.”
“Our combined resources will allow us to leverage the capabilities and best practices from both companies in order to offer advanced wireless services to our customers and business partners in the many attractive markets around the world in which we operate,” stated Michael Koehn Milland, Chief Operating Officer of Dangaard Telecom.

“We believe that the combined group will have the best in class platform to deliver the most innovative, efficient and effective solutions to global wireless handset manufacturers, network operators and retailers. The proposed transaction is extremely compelling and we believe that the combined company will enjoy substantial synergies and unique growth prospects,” stated Christian Dyvig, Partner, Nordic Capital.
The executive management team of the combined company post-closing will be as follows:
Brightpoint, Inc.

Robert J. Laikin,	Chairman of the Board and Chief Executive Officer
J. Mark Howell,	Co-Chief Operating Officer and President, Americas
Michael Koehn Milland,	Co-Chief Operating Officer and President of International
Anthony W. Boor,	Executive Vice President and Chief Financial Officer
Steven E. Fivel,	Executive Vice President, General Counsel and Secretary
Regional

Americas:	J. Mark Howell, Co-Chief Operating Officer and President, Americas
John J. Ludwig, Chief Financial Officer, Americas
Europe:	Steen F. Pedersen, President Europe
Hans Peter Alnor, Chief Financial Officer, Europe
Asia Pacific:	Bruce Thomlinson, President, Asia Pacific
Paul Ringrose, Chief Financial Officer, Asia Pacific
Emerging Markets:	Jac Currie, President, Emerging Markets
Overview of the Proposed Transaction
The Boards of Directors of Brightpoint, Inc. and Dangaard Holding, A/S have unanimously approved the proposed transaction. The proposed transaction is subject to customary closing conditions including, without limitation, certain regulatory approvals and the approval by Brightpoint’s shareholders. Under the terms of the proposed transaction, Brightpoint, Inc. will issue 30 million newly issued shares of its common stock and $100,000 to Dangaard Holding A/S (“the Shareholder”), an affiliate of Nordic Capital Fund VI, in exchange for all of the outstanding shares of Dangaard Telecom A/S. The Shareholder will have the right to nominate up to 3 members to serve on the Brightpoint, Inc. Board of Directors (subject to approval by the Board’s Corporate Governance and Nominating Committee). The number of directors the Shareholder can nominate will decline if their ownership percentage in Brightpoint, Inc. falls below certain agreed upon thresholds. The Brightpoint, Inc. Board of Directors will continue to have 9 total Board Members.
Deutsche Bank Securities acted as sole financial advisor and Blank Rome LLP acted as legal counsel to Brightpoint.

Latham & Watkins LLP acted as legal counsel to Dangaard.
Teleconference Details
Brightpoint and Dangaard Management will host a teleconference at 8:00 AM EST / 2:00PM CET on Tuesday, February 20, 2007. The conference call details are as follows:
The live webcast of the conference call, including both audio and slides, can be accessed through the Investors section of the Company’s website at www.brightpoint.com. For those who prefer to join the conference call telephonically, use the following information and dial in several minutes prior to the start of the call:
U.S. toll-free dial-in number: (877) 704-5382
International dial-in number: +1 913 312-1296
About Brightpoint
Brightpoint, Inc. (NASDAQ:CELL) is a global leader in the distribution of wireless devices and in providing customized logistic services to the wireless industry. In 2006, Brightpoint handled 53.5 million wireless devices globally. Brightpoint’s innovative services include distribution, channel development, fulfillment, product customization, eBusiness solutions, and other outsourced services that integrate seamlessly with its customers. Brightpoint’s effective and efficient platform allows its customers to benefit from quickly deployed, flexible, and cost effective solutions. The company has approximately 2,100 employees in 15 countries. Revenue in 2006 was $2.4 billion and net income was $35.6 million. Additional information about Brightpoint can be found on its website at www.brightpoint.com, or by calling its toll-free Information and Investor Relations line at 877-IIR-CELL (877-447-2355).
About Dangaard Telecom
Dangaard Telecom, a privately held portfolio company of Nordic Capital Fund VI, is Europe’s largest distributor of mobile phones, smartphones and original accessories for mobile phones. The company is the preferred Value Adding Distributor for a number of the world’s largest manufacturers of mobile phones, Mobile Network Operators, Service Providers, retail chains and enterprise customers. The strong position, gained through many years of experience, is achieved by being flexible, proactive and innovative in the relationship with its cooperation partners. Today, Dangaard Telecom is represented by subsidiaries in 14 countries. The company has approximately 1,000 employees and the turnover in the financial year 2005/2006 was EUR 1.7 billion (approximately $2.1 billion) and net income was EUR 20.2 million (approximately $24.8 million). Additional information about Dangaard Telecom can be found on its website at www.dangaard.com
Certain information in this press release may contain forward-looking statements regarding future events or the future performance of Brightpoint. These statements are only predictions and actual events or results may differ materially. These risk factors include, without limitation, the satisfaction, waiver of, or the parties’ ability to complete the terms and conditions set forth in the Stock Purchase Agreement dated February 19,

2007, by and among DANGAARD HOLDING A/S, DANGAARD TELECOM A/S, BRIGHTPOINT, INC. AND NORDIC CAPITAL VI LIMITED (the “Definitive Agreement”)such as: the receipt of regulatory approvals, the receipt of third-party approvals and other closing conditions, any failure of which may delay or prevent the closing of the transaction; the transaction may involve unexpected costs; the expected benefits of the transaction may not be achieved in a timely manner, or at all; the Dangaard business operations may not be successfully integrated with Brightpoint’s following the closing; disruption from the transaction may adversely affect the parties’ relationships with their customers, suppliers or employees; and Brightpoint may be unable to achieve the expected synergies, business and strategic objectives following the transaction. In addition, there can be no assurance that the proposed transaction will occur. Please refer to the documents Brightpoint files, from time to time, with the Securities and Exchange Commission; including, Brightpoint’s most recent Form 10-K and Form 10-Q and Exhibit 99.1, thereto. These documents contain and identify important risk factors that could cause the actual results to differ materially from those contained in or implied by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date these statements were made. Brightpoint undertakes no obligation to update any forward-looking statements contained in this press release.
Note to Editors: There should be an accent mark over the first “e” in “Michael Koehn Milland” above.
CONTACT:
Brightpoint, Inc.
Anthony W. Boor, 317-707-2355
or
Dangaard Telecom
Michael Koehn Milland, +45 73303262